UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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PUBLIX SUPER MARKETS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PUBLIX SUPER MARKETS, INC.

Corporate Office	Proxy Card Address
3300 Publix Corporate Parkway	P.O. Box 32040
Lakeland, Florida 33811	Lakeland, Florida 33802-2040
2016 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2016
To Our Stockholders:
Notice is hereby given that the Annual Meeting of Stockholders of Publix Super Markets, Inc., a Florida corporation, will be held at the corporate office of the Company, 3300 Publix Corporate Parkway, Lakeland, Florida, on Tuesday, April 12, 2016, at 9:30 a.m. for the following purposes:

1.	To elect the nominees in the accompanying Proxy Statement to the Board of Directors;

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.
Accompanying the Notice of Annual Meeting of Stockholders is a Proxy Statement and a proxy card. Whether or not you plan to attend this meeting, please vote your shares by completing, signing, dating and promptly mailing the enclosed proxy card in the envelope provided.
By order of the Board of Directors,
John A. Attaway, Jr.
Secretary
Lakeland, Florida
March 1, 2016

2016 PROXY STATEMENT
GENERAL INFORMATION
This Proxy Statement is being mailed on or about March 10, 2016 to the stockholders of Publix Super Markets, Inc. (the Company) in connection with the solicitation of proxies by the Board of Directors (Board or Board of Directors) of the Company for use at the Annual Meeting of Stockholders (Annual Meeting) to be held on April 12, 2016 or any adjournments thereof. The cost of soliciting proxies is borne by the Company.
VOTING SECURITIES OUTSTANDING
As of February 2, 2016, there were 768,799,000 shares of common stock of the Company outstanding and entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter. Only stockholders of record as of the close of business on February 2, 2016 will be entitled to vote at the Annual Meeting.
VOTING PROCEDURES
A stockholder giving the enclosed proxy has the power to revoke it at any time before it is exercised by filing a written notice of such revocation or a duly executed proxy bearing a later date with the Secretary of the Company at the corporate office of the Company, 3300 Publix Corporate Parkway, Lakeland, Florida 33811 or by mailing it to the Company at P.O. Box 32040, Lakeland, Florida 33802-2040. The execution of the enclosed proxy will not prevent a stockholder from voting in person at the meeting.
The proxy cards and any ballots voted at the meeting will be tabulated by employees of the Company. The shares of a stockholder attending in person or by proxy will be counted as part of the quorum for the meeting, even if that stockholder abstains or otherwise does not vote on any matter. A majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum. The affirmative vote of a plurality of the votes cast is required for the election of directors. A properly executed proxy marked “ABSTAIN” for the election of a particular nominee or nominees for director will not be voted for the director nominee or nominees indicated but will be counted for purposes of determining whether there is a quorum.
ELECTION OF DIRECTORS
The Company’s By-Laws specify that the Board of Directors shall not be less than three or more than fifteen members. The exact number of directors shall be fixed by resolution adopted by a vote of a majority of the then authorized number of directors. The Board of Directors has fixed the number of directors at 11 members. The persons designated as nominees for election as a director are Carol Jenkins Barnett, Hoyt R. Barnett, Jessica L. Blume, William E. Crenshaw, Jane B. Finley, G. Thomas Hough, Charles H. Jenkins, Jr., Howard M. Jenkins, Randall T. Jones, Sr., Stephen M. Knopik and David P. Phillips. All nominees except Jessica L. Blume, Randall T. Jones, Sr. and David P. Phillips are currently directors of the Company. The Company’s Corporate Governance Guidelines (Guidelines) include a general policy that directors will not stand for re-election after reaching age 72. Due to having three new nominees for election to the Board of Directors, the Board waived the Guidelines’ age policy for one year for Hoyt R. Barnett and Charles H. Jenkins, Jr. to provide continuity of experience on the Board. The proxies will be voted FOR the election of the 11 nominees unless the stockholder specifies otherwise.
The term of office of the directors will be until the next annual meeting or until their successors shall be elected and qualified. If one or more of the nominees become unable or unwilling to serve at the time of the meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominee(s) designated by the Board of Directors or, if none, the size of the Board will be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unable or unwilling to serve.
The Board of Directors recommends a vote FOR all the nominees.

INFORMATION ABOUT NOMINEES FOR DIRECTOR
The following information set forth for each of the nominees for election to the Board of Directors includes such person’s principal occupation presently and during the last five years; specific experience, qualifications, attributes or skills that qualify such person to serve as a director; service as a director of public companies during the last five years; period of service as director of the Company and age.

Carol Jenkins Barnett
Chairman of the Board and President of Publix Super Markets Charities, Inc. Qualifications include extensive experience leading a large foundation and serving on the Board of the Company for 32 years. Director since 1983. Age 59.

Hoyt R. Barnett
Vice Chairman of the Company and Trustee on the Committee of Trustees of the Employee Stock Ownership Plan (ESOP) since July 2015. Previously, Vice Chairman and Trustee of the ESOP. Qualifications include extensive business experience serving as an Officer of the Company for 38 years and on the Board of the Company for 30 years. Director since 1985. Age 72.

Jessica L. Blume
Vice Chair of Deloitte LLP from March 2012 until retiring in August 2015 and Managing Director of Research and Innovation from November 2009 to March 2012.  Previously, National Managing Director - Consulting from 2006 to 2009, Southeast Regional Managing Director - Consulting from 2003 to 2006 and Atlanta Managing Director - Consulting from 2001 to 2003.  Qualifications include extensive experience in business and accounting, serving on the Deloitte LLP governing board for six years and on various committees and qualifying to serve as an Audit Committee financial expert. Recommended by a non-employee director as a nominee for director of the Company.  Age 61.

William E. Crenshaw
Chief Executive Officer of the Company. Qualifications include extensive business experience serving as an Officer of the Company for 25 years and on the Board of the Company for 25 years. Director since 1990. Age 65.

Jane B. Finley
Professor of Accounting at Florida Southern College since August 2014. Previously, Deloitte & Touche Professor of Accounting at Belmont University. Joined Belmont in 1995 and served as Associate Dean of the Graduate Business School from 1997 to 2002 and Coordinator of the Accounting Programs from 1997 to 2008. Received Ph.D. in Information Systems from Florida State University in 1995. Partner in the consulting practice of Deloitte & Touche LLP from 1983 to 1992. Serves on the Audit Committee as an Audit Committee financial expert. Qualifications include extensive education and experience in business and accounting and qualifying to serve as an Audit Committee financial expert. Director since 2009. Age 69.

INFORMATION ABOUT NOMINEES FOR DIRECTOR (Continued)

G. Thomas Hough
Americas Vice Chair of Assurance Services of Ernst & Young LLP from 2009 to July 2014 and Vice Chair until retiring in September 2014. Previously, Vice Chair and Southeast Area Managing Partner from 2000 to 2009 and Vice Chair of Human Resources from 1996 to 2000. Serves on the Audit Committee as an Audit Committee financial expert. Qualifications include extensive experience in business and accounting, serving on the Ernst & Young LLP governing board for 17 years and qualifying to serve as an Audit Committee financial expert. Currently serves as a Director/Trustee of the Federated Fund Family. Director since 2015. Age 61.

Charles H. Jenkins, Jr.
Chairman of the Board of the Company. Qualifications include extensive business experience serving as an Officer of the Company for 34 years and on the Board of the Company for 41 years. Director since 1974. Age 72.

Howard M. Jenkins
Chairman of the Board of the Company to 2008. Qualifications include extensive business experience serving as an Officer of the Company for 24 years and on the Board of the Company for 38 years. Director since 1977. Age 64.

Randall T. Jones, Sr.
President of the Company. Qualifications include extensive business experience serving as an Officer of the Company for 12 years. Recommended by a management director as a nominee for director of the Company. Age 53.

Stephen M. Knopik
Chief Executive Officer of Beall’s Inc. since 2006. Previously, President, Chief Financial Officer and Director of Finance of Beall’s Inc. from 1984 to 2006 and various positions with KPMG LLP from 1978 to 1984. Serves on the Audit Committee as an Audit Committee financial expert. Qualifications include extensive experience in business and accounting, including serving as Chief Executive Officer and Chief Financial Officer of a retail company, and qualifying to serve as an Audit Committee financial expert. Director since 2013. Age 60.

David P. Phillips
Chief Financial Officer and Treasurer of the Company and Trustee on the Committee of Trustees of the ESOP since July 2015. Previously, Chief Financial Officer and Treasurer. Qualifications include extensive business and accounting experience serving as an Officer of the Company for 25 years. Recommended by a management director as a nominee for director of the Company. Age 56.

Carol Jenkins Barnett and Howard M. Jenkins are siblings. Hoyt R. Barnett is the husband of Carol Jenkins Barnett and brother-in-law of Howard M. Jenkins. William E. Crenshaw is the nephew of Carol Jenkins Barnett and Howard M. Jenkins. Charles H. Jenkins, Jr. is the cousin of Carol Jenkins Barnett, Howard M. Jenkins and William E. Crenshaw.

CORPORATE GOVERNANCE
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
The Company does not have a formal policy regarding the separation of its Chairman of the Board and Chief Executive Officer positions. The Company determines the leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company or other relevant factors. The Company’s current Chairman of the Board retired as Chief Executive Officer in March 2008 after serving 34 years on the Company’s Board of Directors, including seven years as Chief Executive Officer. Based on the former Chief Executive Officer’s extensive experience, the Company determined that separating the positions of Chairman of the Board and Chief Executive Officer is the appropriate board leadership structure at this time.
The Board of Directors is responsible for oversight of the Company’s risk management practices while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. The Board receives periodic reports from management regarding the most significant risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding the Company’s risk and control environment.
BOARD MEETINGS
The Board of Directors held four meetings during 2015. All directors attended all meetings of the Company’s Board of Directors held in 2015 except one director who missed one meeting. In addition, all directors attended all Board committee meetings. The Company does not have a specific policy regarding director attendance at the Annual Meeting; however, all directors attended the last Annual Meeting on April 14, 2015. Prior to the Annual Meeting on April 14, 2015, the Board of Directors consisted of Carol Jenkins Barnett, Hoyt R. Barnett, William E. Crenshaw, Jane B. Finley, Sherrill W. Hudson, Charles H. Jenkins, Jr., Chairman, Howard M. Jenkins, Stephen M. Knopik and Maria A. Sastre. Beginning with the Annual Meeting on April 14, 2015, the Board of Directors consisted of Carol Jenkins Barnett, Hoyt R. Barnett, William E. Crenshaw, Jane B. Finley, G. Thomas Hough, Charles H. Jenkins, Jr., Chairman, Howard M. Jenkins, Stephen M. Knopik and Maria A. Sastre.
DIRECTOR INDEPENDENCE
The Board of Directors has determined that Jane B. Finley, G. Thomas Hough, Stephen M. Knopik, Maria A. Sastre and new director nominee Jessica L. Blume are independent as defined by the rules of the New York Stock Exchange. The Company is not a listed issuer on an established securities market but has chosen the definition of director independence contained in the rules of the New York Stock Exchange as the Company’s director independence standards. The Company does not have a majority of independent directors.
In determining independence, the Board of Directors reviews whether directors have any material relationship with the Company. The Board of Directors considers all relevant facts and circumstances. In assessing the materiality of a director’s relationship with the Company, the Board of Directors considers the issues from the director’s standpoint and from the perspective of the persons or organizations with which the director has an affiliation. The Board reviews commercial, industrial, consulting, legal, accounting, charitable and family relationships. An independent director must not have any material relationship with the Company, either directly or indirectly, that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In applying its independence standards for each director or director nominee identified as independent, the Board of Directors determined that Jessica L. Blume, Jane B. Finley, G. Thomas Hough and Maria A. Sastre have no material relationship with the Company other than as a director. The Board of Directors considered that Stephen M. Knopik is the Chief Executive Officer of Beall’s Inc. which through its subsidiaries leases space in nine Company owned shopping centers. The Board of Directors determined that Mr. Knopik’s position with Beall’s Inc. does not interfere with the exercise of his independent judgment in that (1) lease payments (including rent, common area maintenance and real estate taxes) received by the Company from Beall’s Inc. during 2015 are less than 2% of Beall’s Inc.’s consolidated gross revenue and (2) the terms of Beall’s Inc.’s lease agreements with the Company are not more favorable than terms that would have been provided to unaffiliated third parties.

CORPORATE GOVERNANCE (Continued)
COMMITTEES
The Board of Directors had the following committees during 2015, each of which is described below: Executive, Compensation, Audit, Corporate Governance and Nominating.
The Executive Committee’s primary responsibility is to act on behalf of the Board of Directors between meetings of the Board. During 2015, the Executive Committee held six meetings and consisted of Hoyt R. Barnett, William E. Crenshaw, Charles H. Jenkins, Jr. and Howard M. Jenkins, Chairman. All committee members attended all meetings of the Executive Committee.
The Compensation Committee has responsibility for reviewing and setting the salary and benefits structure of the Company with respect to its named executive officers. The Committee has responsibility to (1) assist the Board of Directors in evaluating the compensation of the Chief Executive Officer and other named executive officers and (2) assure that the Chief Executive Officer and other named executive officers are compensated effectively in a manner consistent with the compensation philosophy of the Company. The Compensation Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. During 2015, the Compensation Committee held four meetings. Prior to the Annual Meeting on April 14, 2015, the Compensation Committee held one meeting and consisted of Jane B. Finley, Chairwoman, Sherrill W. Hudson and Stephen M. Knopik. Subsequent to the Annual Meeting on April 14, 2015, the Compensation Committee held three meetings and consisted of Jane B. Finley, Chairwoman, Stephen M. Knopik and Maria A. Sastre. All of the committee members are independent as defined by the rules of the New York Stock Exchange. All committee members attended all meetings of the Compensation Committee.
The Audit Committee has responsibility for assessing the processes related to the Company’s risk and control environment, overseeing the financial reporting and evaluating the internal and independent audit processes. The Audit Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. The Audit Committee reviews and reassesses the charter annually and recommends any changes to the Board of Directors for approval. During 2015, the Audit Committee held four meetings. Prior to the Annual Meeting on April 14, 2015, the Audit Committee held one meeting and consisted of Jane B. Finley, Sherrill W. Hudson, Chairman, and Stephen M. Knopik. Subsequent to the Annual Meeting on April 14, 2015, the Audit Committee held three meetings and consisted of Jane B. Finley, G. Thomas Hough, Chairman, and Stephen M. Knopik. All of the committee members are independent as defined by Rule 10A-3 of the Securities Exchange Act of 1934 and the rules of the New York Stock Exchange. The Board of Directors has also determined that all of the committee members are audit committee financial experts as defined by the rules of the Securities and Exchange Commission (SEC). All committee members attended all meetings of the Audit Committee.
The Corporate Governance Committee has responsibility for reviewing and reporting to the Board of Directors on matters of corporate governance such as practices, policies and procedures affecting directors and the Board’s operations and effectiveness. The Corporate Governance Committee is also responsible for recommending the amount and form of compensation for non-employee directors independent of management. The Corporate Governance Committee operates under a written charter. During 2015, the Corporate Governance Committee held four meetings. Prior to the Annual Meeting on April 14, 2015, the Corporate Governance Committee held one meeting and consisted of Hoyt R. Barnett, Stephen M. Knopik, Chairman, and Maria A. Sastre. Subsequent to the Annual Meeting on April 14, 2015, the Corporate Governance Committee held three meetings and consisted of Hoyt R. Barnett, G. Thomas Hough, Stephen M. Knopik, Chairman, and Maria A. Sastre. A majority of the committee members are independent as defined by the rules of the New York Stock Exchange. All committee members attended all meetings of the Corporate Governance Committee.
The Nominating Committee has responsibility for reviewing and reporting to the Board of Directors on matters of Board nominations. This includes reviewing potential candidates and proposing nominees to the Board of Directors. The Nominating Committee operates under a written charter, a copy of which is posted on the Company’s website at www.publix.com/stock. During 2015, the Nominating Committee held three meetings. Prior to the Annual Meeting on April 14, 2015, the Nominating Committee held one meeting and consisted of Hoyt R. Barnett, Chairman, Charles H. Jenkins, Jr. and Howard M. Jenkins. Subsequent to the Annual Meeting on April 14, 2015, the Nominating Committee held two meetings and consisted of Hoyt R. Barnett, Chairman, William E. Crenshaw, Charles H. Jenkins, Jr. and Howard M. Jenkins. A majority of the committee members are not independent as defined by the rules of the New York Stock Exchange. In the opinion of the Board of Directors, each committee member has the ability to make objective decisions independent of management. All committee members attended all meetings of the Nominating Committee.

CORPORATE GOVERNANCE (Continued)
The Company does not have a formal policy regarding the consideration of any director candidates recommended by stockholders. However, the Nominating Committee considers recommendations for director candidates from several sources, including stockholders. Candidates must meet minimum qualifications for directors as set forth in the Company’s Guidelines. The candidates also must have any additional qualifications identified by the Nominating Committee as may be currently required to maintain the appropriate balance of knowledge, experience and expertise on the Board of Directors. Candidate recommendations, together with appropriate biographical information, should be sent to the Chairman of the Nominating Committee, c/o Secretary, Publix Super Markets, Inc., P.O. Box 407, Lakeland, Florida 33802-0407.
The Nominating Committee has no formal policy regarding the consideration of diversity for its director candidates. In evaluating candidates for the Board of Directors, the Nominating Committee seeks to maintain a balance of diverse business experience, education, skills and other individual qualities and attributes in order to maximize the effectiveness of the Board of Directors. The Nominating Committee also considers the specific skills necessary for candidates to effectively participate on certain Board committees. The candidates should possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the stockholders. In addition, selection criteria may include, but not necessarily be limited to, the following:

•	no conflict of interest

•	willingness to devote adequate time and effort to Board responsibilities

•	ability to work with current Board of Directors

•	ability to assess corporate strategy

•	willingness to provide management oversight

•	broad business experience, judgment and leadership

•	significant years of management experience in a senior policy-making position

•	knowledge of the supermarket business or other retail business and

•	knowledge of business trends including, but not limited to, relevant regulatory affairs.
COMMUNICATION WITH DIRECTORS
Any stockholder or other party interested in communicating with the Board of Directors, either as a group or with an individual member of the Board of Directors, may do so by writing c/o Secretary, Publix Super Markets, Inc., P.O. Box 407, Lakeland, Florida 33802-0407. All communications to the Board of Directors or a specified individual director will be provided to the Board of Directors or the specified individual director at the next Board meeting following receipt of the communication. However, if the Secretary determines the nature of the communication requires the immediate attention of the Board of Directors or the specified individual director, the communication will be provided as soon as reasonably possible.

BENEFICIAL OWNERSHIP OF SECURITIES
The following table presents certain information about the shares of the Company’s common stock deemed to be beneficially owned, under Rule 13d-3 of the Securities Exchange Act of 1934 as a result of voting and/or investment power, as of the close of business on February 2, 2016 by each of the Company’s directors and director nominees, each named executive officer and all directors and executive officers as a group. Additionally, the table presents the persons known by the Company to be a beneficial owner of more than 5% of the Company’s outstanding common stock.

Name of beneficial owner	Number of shares of common stock beneficially owned as of February 2, 2016 (1)		% of class
Carol Jenkins Barnett	28,903,749	(2)	3.76
Hoyt R. Barnett	1,759,028	(3) (16)	*
Jessica L. Blume	—		—
William E. Crenshaw	8,430,282	(4)	1.10
Jane B. Finley	12,050	(5)	*
G. Thomas Hough	4,000	(6)	*
Charles H. Jenkins, Jr.	7,042,931	(7)	*
Howard M. Jenkins	22,755,494	(8)	2.96
Randall T. Jones, Sr.	65,667	(9)	*
Stephen M. Knopik	6,338	(10)	*
David P. Phillips	376,432	(11) (16)	*
Maria A. Sastre	11,331	(12)	*
Laurie Z. Douglas	82,240	(13)	*
John A. Attaway, Jr.	74,690	(14)	*
Tina P. Johnson	16,033,634	(15) (16) (17)	2.09
Employee Stock Ownership Plan	218,226,541	(16)	28.39
401(k) Plan	71,466,131	(17)	9.30
All directors and executive officers as a group	69,757,669	(18)	9.07
* Shares represent less than 1% of common stock.

(1)
“Beneficial ownership” means the sole or shared voting or investment power with respect to the Company’s common stock. In accordance with the beneficial ownership regulations, the same shares of common stock may be presented as beneficially owned by more than one individual or entity. The address for all beneficial owners is 3300 Publix Corporate Parkway, Lakeland, Florida 33811 with a mailing address of P.O. Box 407, Lakeland, Florida 33802-0407.

(2)
Ms. Barnett has sole voting and investment power over 28,903,749 shares of common stock which are held directly. Total shares beneficially owned exclude 1,759,028 shares of common stock beneficially owned by her husband, Mr. Barnett, for which Ms. Barnett disclaims beneficial ownership.

(3)
Mr. Barnett has sole voting and investment power over 553,362 shares of common stock which are held directly, sole voting and investment power over 948,923 shares of common stock which are held indirectly, sole voting and shared investment power over 254,904 shares of common stock which are held indirectly and no voting and shared investment power over 1,839 shares of common stock which are held indirectly. Total shares beneficially owned exclude 28,903,749 shares of common stock beneficially owned by his wife, Ms. Barnett, for which Mr. Barnett disclaims beneficial ownership.

(4)
Mr. Crenshaw has sole voting and investment power over 2,017,455 shares of common stock which are held directly, sole voting and investment power over 6,126,561 shares of common stock which are held indirectly, sole voting and shared investment power over 173,659 shares of common stock which are held indirectly, shared voting and investment power over 110,768 shares of common stock which are held indirectly and no voting and shared investment power over 1,839 shares of common stock which are held indirectly. Mr. Crenshaw has pledged as collateral 95,745 shares of common stock.

(5)	Ms. Finley has sole voting and investment power over 12,050 shares of common stock which are held directly.

(6)	Mr. Hough has sole voting and investment power over 4,000 shares of common stock which are held directly.

(7)
Mr. C. Jenkins, Jr. has sole voting and investment power over 4,788,958 shares of common stock which are held directly, shared voting and investment power over 2,980 shares of common stock which are held directly, shared voting and investment power over 2,052,975 shares of common stock which are held indirectly and no voting and shared investment power over 198,018 shares of common stock which are held indirectly.

BENEFICIAL OWNERSHIP OF SECURITIES (Continued)

(8)
Mr. H. Jenkins has sole voting and investment power over 2,778,076 shares of common stock which are held directly, sole voting and investment power over 3,050 shares of common stock which are held indirectly and shared voting and investment power over 19,974,368 shares of common stock which are held indirectly. Total shares beneficially owned by Mr. H. Jenkins exclude 6,821,781 shares of common stock for which Mr. H. Jenkins disclaims beneficial ownership. Mr. H. Jenkins has pledged as collateral 300,000 shares of common stock.

(9)
Mr. Jones, Sr. has sole voting and investment power over 3,845 shares of common stock which are held directly, sole voting and investment power over 165 shares of common stock which are held indirectly, sole voting and shared investment power over 54,508 shares of common stock which are held indirectly, shared voting and investment power over 5,310 shares of common stock which are held directly and no voting and shared investment power over 1,839 shares of common stock which are held indirectly.

(10)	Mr. Knopik has sole voting and investment power over 6,338 shares of common stock which are held directly.

(11)
Mr. Phillips has sole voting and investment power over 116,087 shares of common stock which are held directly, sole voting and investment power over 24,025 shares of common stock which are held indirectly, sole voting and shared investment power over 66,061 shares of common stock which are held indirectly, shared voting and investment power over 168,420 shares of common stock which are held indirectly and no voting and shared investment power over 1,839 shares of common stock which are held indirectly.

(12)
Ms. Sastre has sole voting and investment power over 7,170 shares of common stock which are held directly and shared voting and investment power over 4,161 shares of common stock which are held directly.

(13)
Ms. Douglas has sole voting and shared investment power over 7,497 shares of common stock which are held indirectly, shared voting and investment power over 35,930 shares of common stock which are held directly, shared voting and investment power over 37,182 shares of common stock which are held indirectly and no voting and shared investment power over 1,631 shares of common stock which are held indirectly.

(14)
Mr. Attaway, Jr. has sole voting and shared investment power over 23,193 shares of common stock which are held indirectly, shared voting and investment power over 50,465 shares of common stock which are held directly and no voting and shared investment power over 1,032 shares of common stock which are held indirectly.

(15)
Ms. Johnson has sole voting and investment power over 121,054 shares of common stock which are held indirectly, sole voting and shared investment power over 59,402 shares of common stock which are held indirectly and shared voting and investment power over 167,643 shares of common stock which are held directly. Ms. Johnson also has sole voting and investment power over 15,685,535 shares of common stock as the trustee of trusts for which Ms. Johnson does not have a pecuniary interest. To avoid confusion, the total shares presented in the table as beneficially owned by Ms. Johnson exclude 71,464,291 shares of common stock held by the Company’s 401(k) Plan that may be deemed to be beneficially owned by Ms. Johnson in her capacity as Trustee of the Company’s common stock held by the 401(k) Plan. As a Trustee, Ms. Johnson exercises sole voting power over 71,466,131 shares of common stock held by the 401(k) Plan. Ms. Johnson is presented in the table because she may be deemed to beneficially own over 5% of the Company’s outstanding common stock as a result of the beneficial ownership attributable to her as a Trustee of the Company’s common stock held by the 401(k) Plan.

(16)
Mr. Barnett, Mr. Phillips and Ms. Johnson are Trustees on the Committee of Trustees of the ESOP (the Committee). The ESOP is the record owner of 218,226,541 shares of common stock. For ESOP shares allocated to participants’ accounts, the Committee will vote the shares as instructed by participants. The Committee will vote the shares at its discretion only if no instruction is received from participants.

(17)
Ms. Johnson is Trustee of the Company’s common stock held by the 401(k) Plan which is the record owner of 71,466,131 shares of common stock. She has sole voting and shared investment power over these shares, except to the extent of her individual holdings in the 401(k) Plan for which she has sole voting and investment power.

(18)
As a group, the directors and executive officers have sole voting and investment power over 39,194,497 shares of common stock which are held directly, sole voting and investment power over 7,103,881 shares of common stock which are held indirectly, sole voting and shared investment power over 686,499 shares of common stock which are held indirectly, shared voting and investment power over 198,122 shares of common stock which are held directly, shared voting and investment power over 22,363,431 shares of common stock which are held indirectly and no voting and shared investment power over 211,239 shares of common stock which are held indirectly. The total shares beneficially owned by the directors and executive officers as a group includes the shares of common stock held by the directors’ and executive officers’ individual ESOP and 401(k) Plan accounts. The directors and executive officers as a group have pledged as collateral 395,745 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Under Section 16 of the Securities Exchange Act of 1934, certain directors, executive officers and stockholders of the Company are required to file reports of stock ownership and changes therein with the SEC. The Company believes that its directors, executive officers and stockholders complied with the Section 16 filing requirements.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
There were no interlocks of directors or executive officers of the Company serving on the compensation or equivalent committee or board of directors of another entity which has any director or executive officer serving on the Compensation Committee or Board of Directors of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted a written Related Party Transactions Policy that delegates to the Corporate Governance Committee the authority to approve or disapprove the entry into Related Party Transactions. The Corporate Governance Committee is responsible for reviewing the material facts of all Related Party Transactions and either approving or disapproving the entry into a Related Party Transaction. In determining whether to approve or disapprove a Related Party Transaction, the Corporate Governance Committee considers, among other factors it deems appropriate, whether the Related Party Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances as well as the extent of the Related Party’s interest in the transaction. No director participates in any discussion or approval of a Related Party Transaction for which he or she is a Related Party. The Company defines a Related Party Transaction in its Related Party Transactions Policy as follows:
A “Related Party Transaction” is any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).
A “Related Party” is any (1) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an Officer, Director or Nominee for election as a Director, (2) greater than 5% beneficial owner of the Company’s common stock, (3) immediate family member of any of the foregoing, or (4) firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. Immediate family member includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law and anyone residing in such person’s home (other than a tenant or employee).
During 2015, the Company purchased approximately $1,956,000 of food products from Alma Food Imports, Inc., a company owned by Julia Jenkins Fancelli, sister of Howard M. Jenkins and Carol Jenkins Barnett, aunt of William E. Crenshaw, cousin of Charles H. Jenkins, Jr. and sister-in-law of Hoyt R. Barnett. The Corporate Governance Committee determined that the terms of the foregoing transactions are not less favorable than terms that could have been obtained from unaffiliated third parties.
Stephen M. Knopik is the Chief Executive Officer of Beall’s Inc. During 2015, the Company received approximately $2,311,000 of lease payments (including rent, common area maintenance and real estate taxes) from subsidiaries of Beall’s Inc. The Corporate Governance Committee determined that the terms of the lease agreements are not more favorable than terms that would have been provided to unaffiliated third parties.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis includes the following: (1) an overview of the Compensation Committee of the Board of Directors, (2) the compensation philosophy of the Company, and (3) the components of executive compensation.
Overview of the Compensation Committee
The Compensation Committee’s primary responsibilities include evaluating the Company’s philosophy regarding executive compensation and evaluating and determining the compensation of the named executive officers. These responsibilities may not be delegated other than to the Board of Directors. The Compensation Committee has the authority under its charter to engage the services of outside advisors, experts and others to assist it. During 2015, the Compensation Committee did not engage any such advisors. All of the members of the Compensation Committee are independent as defined by the rules of the New York Stock Exchange.

EXECUTIVE COMPENSATION (Continued)
The Chief Executive Officer and certain other members of management are invited to attend all or a portion of a Compensation Committee meeting depending on the nature of the agenda items, but the members of management do not vote on items before the Compensation Committee. However, the Compensation Committee solicits the views of the Chief Executive Officer on compensation matters, including as they relate to the compensation of other named executive officers reporting to the Chief Executive Officer. The Compensation Committee works with members of management to determine the agenda for each meeting, and management prepares the applicable meeting materials.
Compensation Philosophy
The Company includes in its employee handbook the following compensation philosophy for all employees (referred to as “associates” below):
As a food retailer in a highly competitive market, Publix recognizes that our associates are our primary asset and contribute to our competitive advantage. To achieve our mission, Publix must continue to attract, retain, motivate and reward highly qualified associates. To fulfill this responsibility we strive to:

•	offer pay and benefits that contribute to our associates’ financial security now and at retirement

•	offer wages that are competitive within our local markets

•	provide benefits that meet the diverse needs of our associates

•	reward associates for premier performance

•	provide opportunity for future rewards as a result of promotion from within

•	educate our associates on pay and benefits and

•	ensure equal opportunity in all aspects of pay and benefits.
The Company’s compensation objective for its named executive officers is the same as for all employees indicated above: to attract, retain, motivate and reward highly qualified individuals.
In addition, the Compensation Committee considers additional factors when determining the compensation of the named executive officers. These factors include (1) the overall level of responsibility and the relationship to compensation levels of the Company’s management, (2) the compensation levels of executive officers of companies in the Company’s Peer Group (as defined in the Performance Graph), taking into account the size and financial performance of the Company, (3) anticipated competitive operating conditions, and (4) overall economic conditions.
The Compensation Committee uses publicly available compensation data to review the compensation levels of named executive officers of companies in the Company’s Peer Group. The review includes base pay and bonus pay components, focusing on cash compensation since the Company does not have non-cash compensation such as stock options. The Compensation Committee also compares the financial results of these companies to the Company’s results. Although the Company’s financial results are generally superior to the companies in its Peer Group, the total compensation of the Company’s named executive officers is significantly less than the total compensation of the named executive officers in its Peer Group. Therefore, the Compensation Committee believes the compensation for its named executive officers reflects its position that compensation should be set at responsible levels for all employees, including the named executive officers, and be consistent with the Company’s constant focus on controlling costs in its low margin business.
In connection with the 2014 Annual Meeting, the Company’s stockholders were given an opportunity to approve, by an advisory (non-binding) vote, the compensation of the Company’s named executive officers. More than 99% of the advisory votes cast approved such compensation. The Compensation Committee considered the results of the advisory vote in determining compensation polices and decisions of the Company. The advisory vote affected the Company’s executive compensation policies and decisions by reaffirming the Company’s compensation philosophy.
In connection with the 2011 Annual Meeting, the Company’s stockholders were given an opportunity to approve, by an advisory (non-binding) vote, (1) the compensation of the Company’s named executive officers and (2) the frequency of holding future advisory votes on such executive compensation. At the 2011 Annual Meeting, the Company’s stockholders approved holding the advisory votes on executive compensation every three years. The advisory (non-binding) vote on the frequency of holding future advisory votes must be held every six years. The next opportunity for the Company’s stockholders to cast an advisory (non-binding) vote on the compensation of the Company’s named executive officers and on the frequency of such advisory votes will be in connection with the 2017 Annual Meeting.

EXECUTIVE COMPENSATION (Continued)
Components of Executive Compensation
The Company’s executive compensation includes the following components: base salary, incentive bonus plan, retirement benefits and other benefits. With the exception of the incentive bonus plan, which has approximately 375 participants, and the Supplemental Executive Retirement Plan (SERP), these components are available to all or large numbers of the Company’s employees. The Company does not have a specific compensation program focused solely on its named executive officers.
Base Salary
The named executive officers are paid a base salary that is generally reviewed annually. As indicated, the factors considered in determining the base salaries of the named executive officers include (1) the overall level of responsibility and the relationship to compensation levels of the Company’s management, (2) the compensation levels of executive officers of companies in the Company’s Peer Group, taking into account the size and financial performance of the Company, (3) anticipated competitive operating conditions, and (4) overall economic conditions. These factors are considered in conjunction with the performance of the named executive officers and the results of the Company. There are no significant differences in the compensation policies for its individual named executive officers.
The Company analyzed the compensation paid to the Company’s named executive officers compared to the compensation paid to the named executive officers in the Company’s Peer Group as reported in their most recent public filings as of April 1, 2015. Based on this analysis, it was determined the total cash compensation (base salary and incentive bonus) paid to the Company’s Chief Executive Officer was 61% less than the average total cash compensation paid to the chief executive officers in the Company’s Peer Group. The total cash compensation paid to all of the Company’s named executive officers was 45% less than the average total cash compensation paid to the named executive officers in the Company’s Peer Group. Also, the total compensation paid to the Company’s Chief Executive Officer was 79% less than the average total compensation paid to the chief executive officers in the Company’s Peer Group. The total compensation paid to all of the Company’s named executive officers was 72% less than the average total compensation paid to the named executive officers in the Company’s Peer Group. The Compensation Committee’s objective is to narrow the significant gap between the total cash compensation paid to the Company’s named executive officers and the total cash compensation paid to the named executive officers in the Company’s Peer Group over time.
As a result, during 2015, the changes in the base salaries for the named executive officers were heavily based on factor (2) as described above since the compensation of the Company’s named executive officers is significantly less than the compensation of the named executive officers in the Company’s Peer Group. The Compensation Committee approved raises effective May 1, 2015 for the named executive officers as follows: William E. Crenshaw - 5%, Randall T. Jones, Sr. - 11%, David P. Phillips - 11%, Laurie Z. Douglas - 11% and John A. Attaway, Jr. - 11%. At his request, William E. Crenshaw’s raise was limited to 5% even though factor (2) would have resulted in a significantly higher raise.
The Compensation Committee also considered the individual performance of the named executive officers. The pay differences between the named executive officers are considered appropriate for their levels of responsibility. The base salaries for the named executive officers are presented in the Summary Compensation Table.
Incentive Bonus Plan
The Company provides an incentive in the form of an annual cash bonus (the Incentive Bonus Plan) to all officers, including the named executive officers, and certain staff employees of the Company (the Incentive Bonus Participants). The Incentive Bonus Plan is designed to reward the Incentive Bonus Participants based on the Company achieving its sales and target profit goals (the Performance Goals) for the fiscal year and not on their individual performance. The Incentive Bonus Plan is approved by the Compensation Committee as to officers and by the Executive Committee as to staff employees. The Performance Goals are reviewed and approved by the Company’s Board of Directors after the completion of the Company’s annual planning process. Although the Company has a defined method for calculating the incentive bonus, the Board of Directors, Compensation Committee and Executive Committee retain the right to alter or discontinue the Incentive Bonus Plan at their discretion at any time, unless payment of the incentive bonus has been approved, for the Incentive Bonus Participants within their approval authority. To date, however, such discretion has not been exercised.

EXECUTIVE COMPENSATION (Continued)
The Incentive Bonus Plan compensates the Incentive Bonus Participants for their services during the calendar year. The incentive bonus pool is determined in the year earned and paid in the year following the year earned to Incentive Bonus Participants employed with the Company at the end of the calendar year. In general, the incentive bonus pool is allocated to the Incentive Bonus Participants according to the relative base compensation paid to them during the calendar year for which the incentive bonus is being paid.
The Incentive Bonus Plan is based on a target bonus equal to two months pay (the Target Bonus) for all Incentive Bonus Participants entitled to the full Target Bonus (participants generally transition into the Incentive Bonus Plan over a 12 month period). The formula for the Incentive Bonus Plan is determined so that if the Performance Goals for the fiscal year are achieved, the Incentive Bonus Participants will receive the Target Bonus. The incentive bonus can be more or less than the Target Bonus based on the Company’s actual results compared to its Performance Goals. If the sales goal is not achieved, the incentive bonus pool, calculated using the formula, is reduced by 5% for every 1% that actual sales are less than the sales goal. If the sales goal is exceeded, the incentive bonus pool is increased by 5% for every 1% that actual sales are greater than the sales goal. No incentive bonus is paid unless greater than 80% of the target profit goal is achieved.
The Incentive Bonus Participants will receive a bonus in excess of the Target Bonus of two months pay for 2015 as the Company’s actual results exceeded its Performance Goals. Over the past five fiscal years including 2015, the Incentive Bonus Participants received an average incentive bonus of 2.3 months pay or approximately 17.7% of their base salary. Incentive Bonus Participants received the Target Bonus of two months or more in four of the past five years or 80% of the time.
The Board of Directors attempts to set Performance Goals that maintain a consistent level of difficulty in achieving the Target Bonus from year to year and are challenging but reasonably achievable. Therefore, the achievement of future Target Bonuses is likely to be similar to past years unless unexpected circumstances arise. Achieving the Target Bonus is dependent on the Company’s sales and profit results for the year which are affected by many factors, including competitor activities and economic conditions. The Board of Directors, Compensation Committee and Executive Committee have historically not made changes to the Performance Goals or to the Incentive Bonus Plan formula for the fiscal year after their approval. Therefore, it is likely that positive or negative changes in various factors, including competitor activities and economic conditions, will affect the likelihood and difficulty of achieving the Target Bonus for the fiscal year. The Company expects the prior results of achieving the Target Bonus in some years and not achieving it in other years to continue.
The incentive bonuses for the named executive officers are presented in the Summary Compensation Table and the Grants of Plan-Based Awards table.
Retirement Benefits
The Company has a trusteed, noncontributory ESOP for the benefit of eligible employees. The amount of the Company’s discretionary contribution to the ESOP is determined annually by the Board of Directors and can be made in Company common stock or cash. The ESOP does not discriminate, in scope, terms or operation, in favor of the named executive officers. The Company’s contribution to the ESOP is allocated to all eligible participants on the basis of compensation up to the maximum annual compensation limit (the compensation limit) for retirement plans established by federal law. Due to the compensation limit, the named executive officers did not receive Company contributions under the ESOP for their 2015 compensation in excess of $265,000. Company contributions to the ESOP earned by the named executive officers are presented in the Summary Compensation Table. Non-employee directors of the Company’s Board of Directors do not participate in the ESOP.
The Company has a SERP for a select group of management or highly compensated employees. The purpose of the SERP is to provide the employees with the benefit they would have received under the ESOP if the Company’s contributions were not limited by the compensation limit referred to in the preceding paragraph. The Company’s contribution to the SERP (referred to as SERP shares) is calculated as the difference between the contribution that the employee would have received under the ESOP if the Company’s contributions were not limited by the compensation limit and the actual contribution received under the ESOP. In addition, since dividends are paid to ESOP participants on their ESOP shares of common stock, dividend equivalents are paid on the SERP shares. The SERP allows employees with compensation in excess of the compensation limit to receive a retirement benefit at the same percentage of their compensation as all other Company employees. Company contributions to the SERP earned by the named executive officers are presented in the Summary Compensation Table and Nonqualified Deferred Compensation table. Non-employee directors of the Company’s Board of Directors do not participate in the SERP.

EXECUTIVE COMPENSATION (Continued)
The Company has a 401(k) Plan for the benefit of eligible employees. The 401(k) Plan is a voluntary defined contribution plan. Eligible employees may contribute up to 10% of their eligible annual compensation, subject to the maximum contribution limits established by federal law. The Company may make a discretionary annual matching contribution to eligible participants of this plan as determined by the Board of Directors. For 2015, the Board of Directors approved a match of 50% of eligible annual contributions up to 3% of eligible annual compensation, not to exceed a maximum match of $750 per employee. The match, which is determined as of the last day of the plan year and paid in the subsequent year, is in common stock of the Company. The 401(k) Plan does not discriminate, in scope, terms or operation, in favor of the named executive officers. Company matching contributions earned by the named executive officers are presented in the Summary Compensation Table. Non-employee directors of the Company’s Board of Directors do not participate in the 401(k) Plan.
Other Benefits
The Company’s group health, dental, vision and supplemental life insurance plans are available to eligible full-time and part-time employees, and the group life insurance and long-term disability plans are available to eligible full-time employees. These plans do not discriminate, in scope, terms or operation, in favor of the named executive officers. Non-employee directors of the Company’s Board of Directors do not participate in the plans.
The Company does not provide country club memberships, personal use of Company airplanes, tax and financial planning services or other perquisites frequently offered to executive officers. The named executive officers receive a vehicle allowance that had a total value for 2015 of less than $10,000 per named executive officer.
In addition, the Company does not provide the following forms of compensation or arrangements frequently offered to executive officers:
•long-term cash incentives
•stock options, stock awards or other equity incentives or
•employment contracts, change in control agreements or severance agreements.
The Company does not provide compensation that is directly tied to the performance of the Company’s common stock. However, since the retirement benefits are substantially in the form of Company common stock, there is a long-term link between compensation paid to the named executive officers and any gain or loss realized by the Company’s stockholders.
Tax Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of certain compensation paid by a company to its chief executive officer and certain other highly compensated executive officers (other than the chief financial officer) to $1,000,000 per person. This limit does not apply to company ESOP and 401(k) Plan contributions. There is also an exception to the limit on deductibility for performance-based compensation that meets certain requirements.
The Company does not have a policy that limits the compensation of executive officers to the amount deductible for tax purposes.
Recovery of Compensation
Section 304 of the Sarbanes-Oxley Act of 2002 requires the Chief Executive Officer and Chief Financial Officer to repay to the Company certain amounts received by such officers if the Company restates its financial statements as a result of financial reporting misconduct. The amounts to be repaid consist of (1) any bonus or other incentive-based or equity-based compensation received from the Company during the 12 month period following the filing of the financial statements in question and (2) any profits realized from the sale of the Company’s common stock during that 12 month period. In addition, to the extent permitted by applicable law, the Company may recover incentive compensation from others as a result of such financial reporting misconduct. In such a situation, the Board of Directors would exercise its judgment to determine what action it deems appropriate, including recovery of the incentive compensation.
Compensation Compared to Peer Group Companies
The total compensation earned by the named executive officers in the following Summary Compensation Table ranks at or near the bottom of compensation earned by comparable positions among the Company’s Peer Group companies included in the Performance Graphs in the Company’s Form 10-K and this Proxy Statement.

EXECUTIVE COMPENSATION (Continued)
Summary Compensation Table
The following Summary Compensation Table presents information concerning the compensation of the Company’s named executive officers for 2015, 2014 and 2013.

Name and Principal Positions, ( ) Years of Service	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William E. Crenshaw (41) Chief Executive Officer	2015 2014 2013	$963,715 920,430 885,035	- - -	- - -	- - -	$192,579 141,280 164,478	- - -	$93,453 (2) 85,702 (3) 88,011 (4)	$1,249,747 1,147,412 1,137,524
Randall T. Jones, Sr. (36) President	2015 2014 2013	958,185 861,010 768,750	- - -	- - -	- - -	191,474 132,159 142,867	- - -	86,560 (2) 74,183 (3) 72,753 (4)	1,236,219 1,067,352 984,370
David P. Phillips (31) Chief Financial Officer and Treasurer	2015 2014 2013	940,850 845,430 754,845	- - -	- - -	- - -	188,010 129,768 140,283	- - -	85,014 (2) 72,862 (3) 71,457 (4)	1,213,874 1,048,060 966,585
Laurie Z. Douglas (10) Senior Vice President and Chief Information Officer	2015 2014 2013	796,930 716,125 639,380	- - -	- - -	- - -	159,250 109,921 118,825	- - -	72,188 (2) 61,897 (3) 60,709 (4)	1,028,368 887,943 818,914
John A. Attaway, Jr. (18) Senior Vice President, General Counsel and Secretary	2015 2014 2013	646,885 581,300 519,005	- - -	- - -	- - -	129,267 89,226 96,454	- - -	58,815 (2) 50,466 (3) 49,506 (4)	834,967 720,992 664,965

(1)	Amounts in this column represent Incentive Bonus Plan payments earned in the applicable year but paid in the subsequent year.

(2)	Amounts represent the Company’s contributions to the ESOP, SERP and 401(k) Plan for 2015. The amount included for the ESOP and 401(k) Plan for each named executive officer was $23,275.

Grants of Plan-Based Awards

		Actual Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards
Name	Grant Date	Threshold	Target	Max	Threshold	Target	Max
William E. Crenshaw	2015 2014 2013	- - -	$192,579 141,280 164,478	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Randall T. Jones, Sr.	2015 2014 2013	- - -	191,474 132,159 142,867	- - -	- - -	- - -	- - -	- - -	- - -	- - -
David P. Phillips	2015 2014 2013	- - -	188,010 129,768 140,283	- - -	- - -	- - -	- - -	- - -	- - -	- - -
Laurie Z. Douglas	2015 2014 2013	- - -	159,250 109,921 118,825	- - -	- - -	- - -	- - -	- - -	- - -	- - -
John A. Attaway, Jr.	2015 2014 2013	- - -	129,267 89,226 96,454	- - -	- - -	- - -	- - -	- - -	- - -	- - -

(1)
Amounts in this column represent Incentive Bonus Plan payments earned in the applicable year but paid in the subsequent year. These Incentive Bonus Plan payments are the same payments disclosed in the Summary Compensation Table as Non-Equity Incentive Plan Compensation.

The Company does not have any stock or option award plans that are applicable for inclusion in this table.

EXECUTIVE COMPENSATION (Continued)
Outstanding Equity Awards

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
The Company does not have any stock or option award plans so this table is not applicable.
Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
The Company does not have any stock or option award plans so this table is not applicable.
Pension Benefits

Name	Plan Name	Number of Years of Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
The Company does not have any pension benefits so this table is not applicable.
Nonqualified Deferred Compensation
The following table presents information on the nonqualified deferred compensation accounts of each named executive officer.

Name	Aggregate Balance at Beginning of 2015	Executive Contributions in 2015	Registrant Contributions in 2015 (1)	Aggregate Earnings in 2015 (2)	Aggregate Withdrawals/ Distributions in 2015 (3)	Aggregate Balance at End of 2015
William E. Crenshaw	$259,993	-	$70,178	$73,976	$7,497	$396,650
Randall T. Jones, Sr.	202,838	-	63,285	58,487	6,021	318,589
David P. Phillips	197,616	-	61,739	56,990	5,868	310,477
Laurie Z. Douglas	154,305	-	48,913	44,563	4,596	243,185
John A. Attaway, Jr.	109,124	-	35,540	31,601	3,270	172,995

(1)	Amounts in this column represent the Company’s contributions under the SERP. The amounts are also included in the Summary Compensation Table as All Other Compensation.

(2)
Amounts in this column represent the increase in the value of the SERP shares during 2015 based on the November 1, 2015 market price of the Company’s common stock and dividend equivalents received on the SERP shares during 2015. Because the named executive officers do not receive preferential or above-market earnings under the SERP, the amounts in this column are not included in the Summary Compensation Table.

(3)	Amounts in this column represent dividend equivalents on the SERP shares distributed during 2015.
COMPENSATION COMMITTEE REPORT
The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management. Based on this review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report is submitted by the following members of the Compensation Committee: Jane B. Finley, Chairwoman, Stephen M. Knopik and Maria A. Sastre.

NON-EMPLOYEE DIRECTOR COMPENSATION
During the first half of 2015, non-employee directors received a quarterly retainer of $15,500 for serving on the Board of Directors, members of the Audit Committee received a quarterly retainer of $3,800 for serving on the Audit Committee, members of the Corporate Governance Committee received a quarterly retainer of $1,850 for serving on the Corporate Governance Committee and members of the Compensation Committee received a quarterly retainer of $1,850 for serving on the Compensation Committee. Beginning in the third quarter of 2015, non-employee directors received a quarterly retainer of $16,500 for serving on the Board of Directors, members of the Audit Committee received a quarterly retainer of $4,125 for serving on the Audit Committee, members of the Corporate Governance Committee received a quarterly retainer of $1,950 for serving on the Corporate Governance Committee and members of the Compensation Committee received a quarterly retainer of $1,950 for serving on the Compensation Committee. No fees are paid for attendance at committee meetings. The Company pays for travel and lodging expenses for directors in connection with their attendance at various meetings. From time to time, the Company may transport directors to and from such meetings in a Company airplane.
The following table summarizes non-employee director compensation for 2015. Directors that are employees of the Company do not receive additional compensation for service on the Board or as members of any of its committees. Carol Jenkins Barnett and Howard M. Jenkins elected not to receive compensation for their service as directors in 2015.
Non-Employee Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Jane B. Finley	$87,450	-	-	-	-	$87,450
G. Thomas Hough	66,300	-	-	-	-	66,300
Sherrill W. Hudson	21,150	-	-	-	-	21,150
Charles H. Jenkins, Jr.	64,000	-	-	-	-	64,000
Stephen M. Knopik	95,050	-	-	-	-	95,050
Maria A. Sastre	77,350	-	-	-	-	77,350
AUDIT COMMITTEE REPORT
The Audit Committee reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2015. The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 16, “Communications with Audit Committees.” The Audit Committee received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence.
Based upon the review and discussions referred to in the preceding paragraph, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 26, 2015 for filing with the SEC. This report is submitted by the following members of the Audit Committee: Jane B. Finley, G. Thomas Hough, Chairman, and Stephen M. Knopik.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
The firm of KPMG LLP was the Company’s independent registered public accounting firm during 2015. The Audit Committee will make its recommendation to the Board of Directors as to the Company’s independent registered public accounting firm for 2016 later this year.
Representatives of KPMG LLP will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
The fees of the Company’s independent registered public accounting firm, KPMG LLP, for the indicated services performed for the fiscal years ended December 26, 2015 and December 27, 2014 were as follows:

Amounts are in thousands	2015	2014

Audit fees (1)	$943	946
Audit-related fees (2)	52	52
Tax fees (3)	—	42
All other fees (4)	—	35

	$995	1,075
The Audit Committee has reviewed and discussed the fees of KPMG LLP for audit and non-audit services and has determined that the provision of the non-audit services are compatible with the firm’s independence.
Under its charter and in accordance with the Audit Committee Pre-Approval Policy, the Audit Committee must pre-approve all engagements of the Company’s independent registered public accounting firm. The Audit Committee Pre-Approval Policy provides that the Audit Committee is required to pre-approve all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services will not impair its independence. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need for pre-approval arises between Audit Committee meetings. If the Chairman approves any such engagements, he will report that approval to the Audit Committee at its next meeting. During 2015, each new engagement of the independent registered public accounting firm was approved in accordance with the policy.

(1)	Fees for audit services include fees associated with the annual audit of the Company’s consolidated financial statements and reviews of the Company’s quarterly consolidated financial statements.

(2)	Fees for audit-related services include fees associated with the annual audit of the Company’s employee benefit plans.

(3)	Fees for tax services include fees associated with tax compliance, tax advice and tax planning.

(4)	Fees for other services include fees associated with agreed upon procedures not related to the performance of the audit or review of the Company’s consolidated financial statements.

PERFORMANCE GRAPH
The following performance graph sets forth the Company’s cumulative total stockholder return during the five years ended December 26, 2015, compared to the cumulative total return on the S&P 500 Index and a custom Peer Group Index including retail food supermarket companies.(1) The Peer Group Index is weighted based on the various companies’ market capitalization. The comparison assumes $100 was invested at the end of 2010 in the Company’s common stock and in each of the related indices and assumes reinvestment of dividends.
The Company’s common stock is valued as of the end of each fiscal quarter. After the end of a quarter, however, shares continue to be traded at the prior valuation until the new valuation is received. The cumulative total return for the companies represented in the S&P 500 Index and the custom Peer Group Index is based on those companies’ trading price as of the Company’s fiscal year end. The performance graph on page 8 of the 2015 Annual Report on Form 10-K is based on the Company’s trading price at fiscal year end based on its market price as of the prior fiscal quarter. For comparative purposes, the following performance graph is provided based on the Company’s fiscal year end valuation (market price as of March 1, 2016). Past stock performance shown below is no guarantee of future performance.
Comparison of Five-Year Cumulative Return Based Upon Fiscal Year End Valuation

	2010	2011	2012	2013	2014	2015
Publix	$100.00	109.80	118.19	157.39	208.40	246.92
S&P 500	100.00	102.19	116.57	156.33	180.99	182.38
Peer Group (1)	100.00	103.90	101.00	153.12	201.99	258.75

(1)	Companies included in the Peer Group are Ahold, Delhaize Group, Kroger, Supervalu and Weis Markets. Safeway is no longer included in the Peer Group due to its acquisition by Albertson’s in 2015.

PROPOSALS OF STOCKHOLDERS
Proposals of stockholders intended to be presented at the 2017 Annual Meeting must be received at the Company’s corporate office prior to November 10, 2016 for consideration for inclusion in the Proxy Statement relating to that meeting. A stockholder wishing to nominate a director or bring other business before the stockholders at the 2017 Annual Meeting must notify the Company’s Secretary in writing on or before December 13, 2016 and include in such notice the specific information required by the Company’s By-Laws.
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
At the date of this Proxy Statement, the Board of Directors knows of no matter other than the matters described herein that will be presented for consideration at the meeting. However, if any other business shall properly come before the meeting, all proxies signed and returned by stockholders will be voted in accordance with the best judgment of the persons voting the proxies.
By order of the Board of Directors,
John A. Attaway, Jr.
Secretary
Lakeland, Florida
March 1, 2016
The 2015 Annual Report on Form 10-K, as filed with the SEC, is being mailed with this Proxy Statement on or about March 10, 2016 to stockholders of record as of the close of business on February 2, 2016. These reports may also be obtained electronically, free of charge, through the Company’s website at www.publix.com/annual.

Publix

PUBLIX SUPER MARKETS, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 12, 2016

Admission Ticket

This ticket is valid for your admission to the Annual Meeting of Stockholders ("Annual Meeting"). Please note that seating space for the Annual Meeting is on a first-come, first-serve basis. You may be asked to present a valid picture identification such as a driver's license, state-issued identification or passport to enter the Annual Meeting. **Photographs or recordings of the Annual Meeting are not permitted.**

Location

Publix Corporate Office
3300 Publix Corporate Parkway
Lakeland, Florida 33811

Meeting Times

Registration begins:	8:30 a.m.
Seating begins:	8:45 a.m.
Meeting begins:	9:30 a.m.

Bring this admission ticket with you to the Annual Meeting on April 12, 2016. **Do not return this half of the proxy card to Publix as this ticket admits you to the Annual Meeting.**

FOLD AND DETACH HERE.
KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

PUBLIX SUPER MARKETS, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2016

The Publix Board of Directors recommends a vote FOR the nominees listed in Item 1 of this proxy card. You are encouraged to specify your choice on the reverse side of this proxy card by filling in the appropriate circles using a black ink pen. **If no voting instructions are marked but you sign and date this proxy card, the shares represented by this proxy card will be voted FOR Item 1.** Please be careful to not make any stray marks outside of the circles corresponding to your choices. The shares represented by this proxy card will not be voted unless you properly sign, date and return this proxy card to Publix in the enclosed envelope prior to the Annual Meeting of Stockholders ("Annual Meeting") on April 12, 2016.

If you plan to attend the Annual Meeting in person, please mark the appropriate circle below and bring your admission ticket (the top half of this proxy card) with you to the Annual Meeting. **Do not return the top half of this proxy card to Publix.**

○ I plan to attend the Annual Meeting in person on April 12, 2016.

○ I have multiple accounts and do not want to receive Publix's Annual Report to Stockholders for this account.
(You should not fill in this circle on one proxy card.)

If the address printed on this proxy card is incorrect, please complete and submit to Publix Stockholder Services the Notice of Address Change Authorization Form. You can find this form at www.publix.com/stock under Stockholder Services.

For Publix's Use Only

2016 463-125

THIS PROXY CARD MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING ON APRIL 12, 2016.

YOUR VOTE IS VERY IMPORTANT TO US.

FOLD AND DETACH HERE.
KEEP THIS HALF OF THE PROXY CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Fill in the circles using a black ink pen, and be careful to not make any stray marks outside of the circles corresponding to your choices. Correct Mark ● Incorrect Marks

1. **Election of Directors** – The Publix Board of Directors recommends a vote FOR the nominees listed below.

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
Carol Jenkins Barnett	O	O	O	Jane B. Finley	O	O	O	Randall T. Jones, Sr.	O	O	O
Hoyt R. Barnett	O	O	O	G. Thomas Hough	O	O	O	Stephen M. Knopik	O	O	O
Jessica L. Blume	O	O	O	Charles H. Jenkins, Jr.	O	O	O	David P. Phillips	O	O	O
William E. Crenshaw	O	O	O	Howard M. Jenkins	O	O	O				

2. **Other Matters –** The proxies named below, in their discretion, may vote the shares represented by this proxy card upon such other matters as may properly come before the Annual Meeting.

The undersigned has received the Notice of Annual Meeting of Stockholders to be held on April 12, 2016, the Proxy Statement dated March 1, 2016, and the 2015 Annual Report to Stockholders for the Annual Meeting. The undersigned hereby appoints Charles H. Jenkins, Jr., William E. Crenshaw and Randall T. Jones, Sr., or any of them, as proxies with full power of substitution, to vote all shares of Publix common stock that the undersigned is entitled to vote at the Annual Meeting, and at any adjournments or postponements thereof, as described above. The undersigned acknowledges that the signing of this proxy card revokes any and all proxies previously given to vote the shares represented by this proxy card at the Annual Meeting.

Signature *Date* *Signature(s) if held jointly* *Date*

Note: *Please sign exactly as your name appears above. Joint owners must each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.*

2016 463–125

Publix

TO THE PARTICIPANTS OF THE PUBLIX SUPER MARKETS, INC. EMPLOYEE STOCK OWNERSHIP PLAN ("ESOP")

Dear ESOP Participant:

The Publix Super Markets, Inc. Annual Meeting of Stockholders ("Annual Meeting") is being held at the Publix Corporate Office, 3300 Publix Corporate Parkway, Lakeland, Florida 33811 at 9:30 a.m. on April 12, 2016. At the Annual Meeting, the Committee of Trustees of the ESOP ("Committee"), consisting of Hoyt R. Barnett, Tina P. Johnson and David P. Phillips, will vote the shares of Publix common stock allocated to your ESOP account ("Account Shares") according to your voting instructions.

The Publix Board of Directors recommends a vote FOR the nominees listed in Item 1 of this voting instruction card ("card"). You can specify your choice on the reverse side of this card by filling in the appropriate circles using a black ink pen. Please be careful to not make any stray marks outside of the circles corresponding to your choices. If you indicate ABSTAIN for any director nominees on this card, the Committee will not exercise voting rights for the Account Shares with respect to such director nominees.

To complete your voting instructions, sign and date this card and return it promptly to Publix using the enclosed envelope. If this properly completed, signed and dated card is not received prior to the Annual Meeting on April 12, 2016, the Committee will vote the Account Shares in its discretion.

If you plan to attend the Annual Meeting in person, please mark the appropriate circle on the reverse side of this card and bring your admission ticket (reverse side of this card) with you to the Annual Meeting. **Do not return this half of the card to Publix.**

Thank you,

Plan Administrator
Publix Super Markets, Inc.

March 1, 2016

FOLD AND DETACH HERE.
KEEP THIS HALF OF THE CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

PUBLIX SUPER MARKETS, INC.
REQUEST FOR VOTING INSTRUCTIONS IN CONNECTION WITH THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 12, 2016

The Publix Super Markets, Inc. Employee Stock Ownership Plan ("ESOP") Participant, as shown on the reverse side of this voting instruction card ("card"), acknowledges receipt of the Notice of Annual Meeting of Stockholders ("Annual Meeting") to be held on April 12, 2016, the Proxy Statement dated March 1, 2016, and the 2015 Annual Report to Stockholders for the Annual Meeting. The ESOP Participant, with respect to all shares of Publix common stock allocated to his or her ESOP account ("Account Shares"), the voting rights of which are accorded to the ESOP Participant under the ESOP, hereby instructs the Committee of Trustees of the ESOP ("Committee"), consisting of Hoyt R. Barnett, Tina P. Johnson and David P. Phillips, to vote all of the Account Shares at the Annual Meeting, and at any adjournments or postponements thereof, as set forth on the reverse side of this card. The ESOP Participant acknowledges that the signing of this card revokes any and all instructions previously given to vote the Account Shares represented by this card at the Annual Meeting.

The ESOP Participant acknowledges his or her Account Shares will be voted as instructed on the reverse side of this card by the Committee if this card is properly executed and received by the Plan Administrator prior to the Annual Meeting on April 12, 2016. If no voting instructions are marked but the ESOP Participant has signed and dated the card, the Committee will vote the Account Shares in its discretion. If this properly completed, signed and dated card is not received prior to the Annual Meeting on April 12, 2016, the Committee will vote the Account Shares in its discretion.

THIS VOTING INSTRUCTION CARD MUST BE RECEIVED PRIOR TO THE ANNUAL MEETING ON APRIL 12, 2016. YOUR VOTE IS VERY IMPORTANT TO US.

For Publix's Use Only

2016R 551-125

Publix

PUBLIX SUPER MARKETS, INC.
ANNUAL MEETING OF STOCKHOLDERS
APRIL 12, 2016

Admission Ticket

This ticket is valid for your admission to the Annual Meeting of Stockholders ("Annual Meeting"). Please note that seating space for the Annual Meeting is on a first-come, first-serve basis. You may be asked to present a valid picture identification such as a driver's license, state-issued identification or passport to enter the Annual Meeting. **Photographs or recordings of the Annual Meeting are not permitted.**

Location

Publix Corporate Office
3300 Publix Corporate Parkway
Lakeland, Florida 33811

Meeting Times

Registration begins: 8:30 a.m.
Seating begins: 8:45 a.m.
Meeting begins: 9:30 a.m.

Bring this admission ticket with you to the Annual Meeting on April 12, 2016. **Do not return this half of the voting instruction card to Publix as this ticket admits you to the Annual Meeting.**

FOLD AND DETACH HERE.
KEEP THIS HALF OF THE CARD AS YOUR ADMISSION TICKET IF YOU PLAN TO ATTEND THE ANNUAL MEETING.

Fill in the circles using a black ink pen, and be careful to not make any stray marks outside of the circles corresponding to your choices. Correct Mark ● Incorrect Marks

1. Election of Directors – The Publix Board of Directors recommends a vote FOR the nominees listed below.

2. Other Matters – The Committee of Trustees of the ESOP ("Committee"), in its discretion, may vote the Account Shares represented by this voting instruction card upon such other matters as may properly come before the Annual Meeting.

As an ESOP Participant, the undersigned has the power to give instructions to the Committee as to the voting of his or her Account Shares. The undersigned hereby instructs the Committee to vote in accordance with the voting instructions indicated above, and the undersigned hereby acknowledges the representations on the reverse side of this voting instruction card.

○ Please mark this circle if you plan to attend the Annual Meeting in person on April 12, 2016.

Signature ____________________ *Date* __________

Note: *Please sign exactly as your name appears above. When signing as attorney-in-fact, executor, administrator, trustee, guardian or other representative capacity, please give full title as such.*

2016R 551-125